Exhibit 99.1

Behringer Harvard Acquires The District at Universal, a
Luxury Mixed-Use Community in Central Florida

DALLAS, January 4, 2011 – Behringer Harvard announced today its acquisition of The District at Universal, a luxury mixed-use community at the center of Orlando’s tourism and hospitality industries. Completed in fall 2009, The District at Universal comprises 425 apartment homes and more than 25,000 square feet of ground-floor retail space anchored by a Walgreens drugstore.

“The acquisition of The District at Universal continues our strategy of acquiring newer, well-located luxury apartment communities with the upscale amenities sought by today’s apartment residents,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “We are very pleased to acquire this community near the Orange County Convention Center and all of the employment opportunities created by the hospitality and tourism industries in Orlando.”

Common-area amenities of the community, which is situated at 9702 Universal Boulevard in Orlando, include a resort-style pool with private cabanas, poolside barbecue areas with gas grills and picnic tables, a two-level fitness center with tanning booths, a media room, a cyber café with a kitchen, a business center with a private conference room, and lighted jogging trails around Lake Cay. Apartments at The District, which average 942 square feet each, are available with one, two or three bedrooms and up to two baths. Interiors feature nine- or ten-foot ceilings, wood or stained concrete floors in living areas, walk-in closets, granite countertops, stainless-steel refrigerators, brushed nickel hardware, maple cabinetry and a washer and dryer in each unit.

Located near the intersection of Interstate 4 and Highway 528 in Orlando, the community offers convenient access to major employment centers, Orlando International Airport, and renowned entertainment and retail venues. The District is less than a mile east of the 7-million-square-foot Orange County Convention Center, one of the largest convention centers in the United States. The University of Central Florida’s Rosen College of Hospitality Management is adjacent to the community. Residents also enjoy proximity to the major theme parks that are among the largest employers in the area—including Walt Disney World, Sea World Orlando and Universal Orlando Resort—as well as several luxury golf resorts.

This investment was made through a joint venture between Behringer Harvard Multifamily REIT I, Inc. and PGGM Private Real Estate Fund, an investment vehicle for Dutch pension funds. Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 33 multifamily communities in 12 states providing a total of 9,429 apartment homes.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality investment programs for individual and institutional investors through its real estate investment trusts, joint ventures and proprietary program structures. The company also offers strategic advisory, asset management and capital market solutions. Behringer Harvard has interests in or manages more than $10 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

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This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600

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